Exhibit 10.15
10.15 Corn Kernels Purchase Agreement with Zhongjiao Grain and Oil Storage
Center, Qingdao Tariff-free Area
Party A: Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on May 6, 2011, Party B will buy corn kernels of 7236.442 tons from Party A.

•	The price varies from RMB 2,330 to RMB 2,270 per ton.
•	Headlines of the articles omitted
•	Delivery Date

•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous